                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 9, 1997
                       (Date of earliest event reported)

                                EFTC CORPORATION
             (Exact name of registrant as specified in its charter)


                        Commission file number: 0-23332

COLORADO                                                    84-0854616
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                                9351 GRANT STREET
                             DENVER, COLORADO 80229
                    (Address of principal executive offices)

                                 (303) 451-8200
              (Registrant's telephone number, including area code)



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         The following financial statements of Circuit Test, Inc. and affiliates are attached as Appendix I:

                  i. Combined Balance Sheets as of June 30, 1997 (unaudited) and December 31, 1996 and 1995;

                  ii. Combined Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995, and 1994;

                  iii. Combined Statements of Stockholders' Equity for the six months ended June 30, 1997 (unaudited) and the three years ended December 31, 1996, 1995, and 1994; and

                  iv. Combined Statement of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995, and 1994.

(b)      Pro Forma Financial Information

         The following proforma financial information is attached as Appendix
II:

                  i. Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1997;

                  ii. Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 1997;

                  iii. Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1996.

Exhibits

         23.1     Consent of Independent auditors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EFTC CORPORATION



                                            By: /s/ Stuart W. Fuhlendorf
                                               --------------------------------
                                                    Stuart W. Fuhlendorf
                                                    V.P. Finance and CFO

Dated:  December 15, 1997

                                                                      APPENDIX I

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Circuit Test, Inc. and Affiliates:

     We have audited the accompanying combined balance sheets of Circuit Test, Inc. and affiliates as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Circuit Test, Inc. and affiliates as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in note 1(a), the companies included in the combined financial statements changed in 1996.

     Our audits were made for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information in the accompanying schedules is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The combining information has been subjected to the auditing procedures applied in the audits of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.

                                            KPMG PEAT MARWICK LLP

Memphis, Tennessee
July 11, 1997

                       CIRCUIT TEST, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS

                                ASSETS (NOTE 2)

                                                                                    DECEMBER 31,
                                                                JUNE 30,      -------------------------
                                                                  1997           1996           1995
                                                              ------------    -----------    ----------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   367,350     $ 1,490,336    $  758,087
  Accounts receivable, net of allowance for doubtful
    accounts of $544,830 in 1997, $544,830 in 1996 and
    $181,675 in 1995 (note 6)...............................    5,050,110       4,110,743     3,750,733
  Inventory.................................................    3,704,089       4,242,152     2,467,679
  Prepaid expenses and other current assets.................      391,814           8,847        21,599
                                                              -----------     -----------    ----------
        TOTAL CURRENT ASSETS................................    9,513,363       9,852,078     6,998,098
                                                              -----------     -----------    ----------
Property and equipment, at cost:
  Land, buildings and improvements..........................      605,409         605,409       685,134
  Leasehold improvements....................................      686,071         655,029       626,226
  Machinery and equipment...................................    3,459,098       2,845,745     1,731,370
  Furniture and fixtures....................................      425,946         382,440       280,011
  Vehicles..................................................      137,074         137,074       157,817
                                                              -----------     -----------    ----------
                                                                5,313,598       4,625,697     3,480,558
    Less accumulated depreciation and amortization..........    1,639,285       1,400,285     1,293,583
                                                              -----------     -----------    ----------
        NET PROPERTY AND EQUIPMENT..........................    3,674,313       3,225,412     2,186,975
Other assets, net...........................................      112,830          96,245        60,079
                                                              -----------     -----------    ----------
        TOTAL ASSETS........................................  $13,300,506     $13,173,735    $9,245,152
                                                              ===========     ===========    ==========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of notes payable (note 2)..............  $ 4,728,752     $ 4,256,293    $2,869,360
  Accounts payable..........................................    1,447,489       3,935,078     1,755,099
  Accrued expenses..........................................    2,599,119       1,069,762       949,866
  Due to related parties....................................     (137,391)        260,377       397,813
  Shareholder loans (note 3)................................      943,000       1,135,871       975,871
                                                              -----------     -----------    ----------
        TOTAL CURRENT LIABILITIES...........................    9,580,969      10,657,381     6,948,009
Long-term portion of notes payable (note 2).................      148,229         594,509       239,882
                                                              -----------     -----------    ----------
        TOTAL LIABILITIES...................................  $ 9,729,198     $11,251,890    $7,187,891
                                                              -----------     -----------    ----------
STOCKHOLDERS' EQUITY:
  Circuit Test, Inc. common stock, $.01 par value; 50,000
    shares authorized; 5 shares issued and outstanding......  $         1     $         1    $        1
  Circuit Test, Inc. non-voting common stock, $.01 par
    value; 50,000 shares authorized; 12,162 and 9,995 shares
    issued and outstanding at 1996 and 1995, respectively...          121             121            99
  Airhub Service Group, L.C. members' deficit:
    Allen S. Braswell, Jr...................................      (70,800)        (70,800)           --
    Circuit Test International Limited Partnership..........      (70,800)        (70,800)           --
  Circuit Test International L.C. members' equity:
    Allen S. Braswell, Jr...................................        4,330           4,330         4,330
    Circuit Test International Limited Partnership..........        4,330           4,330         4,330
  Additional paid-in capital................................      147,498         147,498        17,500
  Retained earnings.........................................    3,556,628       1,907,165     2,031,001
                                                              -----------     -----------    ----------
        TOTAL STOCKHOLDERS' EQUITY..........................    3,571,308       1,921,845     2,057,261
Commitments, contingencies and related party transactions
  (notes 3, 4 and 5)
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........  $13,300,506     $13,173,735    $9,245,152
                                                              ===========     ===========    ==========

            See accompanying notes to combined financial statements.

                       CIRCUIT TEST, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                              SIX MONTHS ENDED JUNE 30,           YEARS ENDED DECEMBER 31,
                              --------------------------   --------------------------------------
                                  1997          1996          1996          1995          1994
                              ------------   -----------   -----------   -----------   ----------
                                      (UNAUDITED)
Net revenues (note 6).......   $19,895,878    $9,754,621   $26,509,725   $16,183,590   $9,028,587
Costs of revenues...........    13,288,642     7,495,668    19,580,340    10,799,490    6,310,630
                               -----------    ----------   -----------   -----------   ----------
          GROSS PROFIT......     6,607,236     2,258,953     6,929,385     5,384,100    2,717,957
Selling, general and
  administrative expenses...     3,946,054     2,834,812     6,251,364     3,793,320    2,524,796
Interest expense, net.......       262,152       191,871       434,345       291,061      111,250
Other expense...............        11,565            --         9,112            --           --
                               -----------    ----------   -----------   -----------   ----------
          NET INCOME........   $ 2,387,465    $ (767,730)  $   234,564   $ 1,299,719   $   81,911
                               ===========    ==========   ===========   ===========   ==========

            See accompanying notes to combined financial statements

                       CIRCUIT TEST, INC. AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                                 CIRCUIT TEST
                               CIRCUIT TEST, INC.         AIRHUB SERVICE GROUP, L.C.          INTERNATIONAL, L.C.
                          ----------------------------   -----------------------------   -----------------------------
                                    NON-                                 CIRCUIT TEST                    CIRCUIT TEST
                          VOTING   VOTING   ADDITIONAL                   INTERNATIONAL                   INTERNATIONAL
                          COMMON   COMMON    PAID-IN       ALLEN S.         LIMITED        ALLEN S.         LIMITED
                          STOCK    STOCK     CAPITAL     BRASWELL, JR.    PARTNERSHIP    BRASWELL, JR.    PARTNERSHIP
                          ------   ------   ----------   -------------   -------------   -------------   -------------
Balances at December 31,
  1993..................   $ 1      $ 99     $ 17,500      $     --        $     --         $4,330          $4,330
Distributions to
  stockholders..........    --        --           --            --              --             --              --
Net income (loss).......    --        --           --            --              --             --              --
                           ---      ----     --------      --------        --------         ------          ------
Balances at December 31,
  1994..................     1        99       17,500            --              --          4,330           4,330
Net income (loss).......    --        --           --            --              --             --              --
                           ---      ----     --------      --------        --------         ------          ------
Balances at December 31,
  1995..................     1        99       17,500            --              --          4,330           4,330
Sale of stock...........    --        22      129,998            --              --             --              --
Allocation of net
  deficit to members at
  date of transfer......    --        --           --       (70,800)        (70,800)            --              --
Distributions to
  stockholders..........    --        --           --            --              --             --              --
Net income (loss).......    --        --           --            --              --             --              --
                           ---      ----     --------      --------        --------         ------          ------
Balances at December 31,
  1996..................     1       121      147,498       (70,800)        (70,800)         4,330           4,330
Distributions to
  stockholders..........    --        --           --            --              --             --              --
Net income (loss).......    --        --           --            --              --             --              --
                           ---      ----     --------      --------        --------         ------          ------
Balances at June 30,
  1997..................   $ 1      $122     $147,498      $(70,800)       $(70,800)        $4,330          $4,330
                           ===      ====     ========      ========        ========         ======          ======


                                                      RELATED EARNINGS
                          ------------------------------------------------------------------------
                                          AIRHUB       CIRCUIT TEST                      TOTAL
                            CIRCUIT       SERVICE     INTERNATIONAL,                 STOCKHOLDERS'
                          TEST, INC.    GROUP, L.C.        L.C.           TOTAL         EQUITY
                          -----------   -----------   --------------   -----------   -------------
Balances at December 31,
  1993..................  $ 2,227,684    $      --      $ (505,291)    $ 1,772,393    $ 1,748,653
Distributions to
  stockholders..........   (1,073,022)          --              --      (1,073,022)    (1,073,022)
Net income (loss).......      372,735           --        (290,824)         81,911         81,911
                          -----------    ---------      ----------     -----------    -----------
Balances at December 31,
  1994..................    1,527,397           --        (796,115)        731,282        757,542
Net income (loss).......      355,566     (141,600)      1,085,753       1,299,719      1,299,719
                          -----------    ---------      ----------     -----------    -----------
Balances at December 31,
  1995..................    1,882,963     (141,600)        289,638       2,031,001      2,057,261
Sale of stock...........           --           --              --              --        130,020
Allocation of net
  deficit to members at
  date of transfer......           --      141,600              --         141,600             --
Distributions to
  stockholders..........           --           --        (500,000)       (500,000)      (500,000)
Net income (loss).......     (189,383)    (107,545)        531,492         234,564        234,564
                          -----------    ---------      ----------     -----------    -----------
Balances at December 31,
  1996..................    1,693,580     (107,545)        321,130       1,907,165      1,921,845
Distributions to
  stockholders..........           --      (31,000)       (707,000)       (738,000)      (738,000)
Net income (loss).......      935,079      665,943         786,443       2,387,465      2,387,465
                          -----------    ---------      ----------     -----------    -----------
Balances at June 30,
  1997..................  $ 2,628,658    $ 385,798      $  400,572     $ 3,415,028    $ 3,571,308
                          ===========    =========      ==========     ===========    ===========

            See accompanying notes to combined financial statements.

                       CIRCUIT TEST, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                          SIX MONTHS ENDED
                                                              JUNE 30,                  YEARS ENDED DECEMBER 31,
                                                      ------------------------    ------------------------------------
                                                         1997          1996          1996         1995         1994
                                                      -----------   ----------    ----------   ----------   ----------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................  $ 2,387,465   $ (767,730)   $  234,564   $1,299,719   $   81,911
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...................      234,999      185,815       344,203      296,669      252,579
    Increase in accounts receivable, net............     (939,367)    (568,323)     (360,010)  (2,381,058)    (430,908)
    (Increase) decrease in inventory................      538,063      361,836    (1,774,473)  (1,073,683)    (560,235)
    Decrease (increase) in prepaid expenses and
      other assets..................................     (399,552)    (291,280)      (23,414)     (15,620)     102,603
    (Decrease) increase in accounts payable.........   (2,487,589)    (412,555)    2,179,979    1,327,841      265,409
    (Decrease) increase in accrued expenses.........    1,529,357      429,501       119,896      482,517      133,998
    Change in due to (from) related parties.........     (397,768)          --      (137,436)    (114,321)     242,458
                                                      -----------   ----------    ----------   ----------   ----------
        NET CASH PROVIDED BY (USED IN) OPERATING
          ACTIVITIES................................      465,608   (1,063,735)      583,309     (177,936)      87,815
                                                      -----------   ----------    ----------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net.........................     (683,902)    (629,041)   (1,382,640)    (621,754)    (368,538)
                                                      -----------   ----------    ----------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from notes payable and other
    obligations.....................................     (166,692)     702,851     1,901,560    1,434,578    1,257,802
  Proceeds from sale of stock.......................           --           --       130,020           --           --
  Distributions to stockholders.....................     (738,000)    (500,000)     (500,000)          --   (1,073,022)
                                                      -----------   ----------    ----------   ----------   ----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES...     (904,692)     202,851     1,531,580    1,434,578      184,780
                                                      -----------   ----------    ----------   ----------   ----------
        NET INCREASE (DECREASE) IN CASH AND CASH
          EQUIVALENTS...............................   (1,122,986)  (1,551,925)      732,249      634,888      (95,943)
Cash and cash equivalents at beginning of period....    1,490,336      691,856       758,087      123,199      219,142
                                                      -----------   ----------    ----------   ----------   ----------
Cash and cash equivalents at end of period..........  $   367,350   $ (860,068)   $1,490,336   $  758,087   $  123,199
                                                      ===========   ==========    ==========   ==========   ==========
Supplemental disclosure of cash flow information --
  Interest paid.....................................  $   262,152   $  191,871    $  418,000   $  291,000   $  164,000
                                                      ===========   ==========    ==========   ==========   ==========

            See accompanying notes to combined financial statements

                       CIRCUIT TEST, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                DECEMBER 31, 1996, 1995 AND 1994 AND SIX MONTHS
                          ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business and Principles of Combination

     Circuit Test, Inc. and affiliates (the Company) are primarily engaged in the business of repairing computer components and related peripherals.

     The combined financial statements include the financial statements of Circuit Test, Inc., located in Tampa, Florida, and affiliates Circuit Test International, L.C., located in Memphis, Tennessee and Airhub Service Group, L.C., located in Louisville, Kentucky. The financial statements are combined because of common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

     On February 28, 1996, Airhub Service Group, L.C., a Kentucky limited liability company, was formed with two 50%/50% members. In a tax-free transfer, the net liabilities of Circuit Test International, L.C.'s Kentucky division were transferred to Airhub Service Group, L.C. on March 1, 1996. Management has elected to include Airhub Service Group, L.C. in its 1996 combined financial statements. The 1995 Airhub Service Group, L.C. financial statements represent the Kentucky division balances.

     The members of a limited liability company have no personal liability related to the company other than to the extent of their equity balances. Both members have equal economic and voting interests. Unless previously terminated, Airhub Services Group, L.C. will continue in existence until February 28, 2026 and Circuit Test International, L.C. will continue in existence until August 13, 2022.

     During November 1995, the Company decided to close one of its two Tampa facilities. This facility was closed in early 1996 upon the expiration of the Company's facility lease. The Company's affiliate near Boston, Massachusetts, Disk Maintenance, Inc., was closed in August 1996 subsequent to the expiration of the facility lease. During 1996, owners of the Company opened a facility in Brazil.

     In connection with the closing of the Tampa facility, the Company incurred costs of approximately $490,000 and $223,000 in 1996 and 1995, respectively.

     In prior years, the financial statements of Disk Maintenance, Inc. were included in the combined financial statements. Management has elected to omit Disk Maintenance, Inc. from the 1996 combination due to its closure. The accompanying 1995 and 1994 combined financial statements have been restated to reflect the change in reporting entity. Net income (loss) for 1996, 1995 and 1994 would have been $(439,357), $1,124,608 and $468,993, respectively, had Disk Maintenance, Inc. been included in the combination.

  (b) Revenue Recognition

     Revenues are recognized when products are shipped.

  (c) Accounting Estimates

     Management is required to make estimates and assumptions during the preparation of the combined financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the combined financial statements. They also affect the reported amounts of net income. Actual results could differ from these estimates and assumptions.

                       CIRCUIT TEST, INC. AND AFFILIATES

  (d) Cash and Cash Equivalent

     The Company considers all highly liquid investments with original maturities of six months or less to be cash equivalents.

  (e) Inventory

     Inventory consists primarily of computer parts and components and is valued at the lower of cost or market. Cost is determined using the weighted average method. In October 1996, the Company entered into an agreement with a third party which included the purchase of inventory in the amount of $1,188,000, with payments to be made according to a predetermined schedule during 1997. Such purchased inventory remaining on hand was approximately $1,028,000 at December 31, 1996 (note 7).

  (f) Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments.

     Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases and leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the assets.

  (g) Pre-Opening Expenses

     Circuit Test International, L.C. began operations in January 1993 and is amortizing pre-opening expenses, which are included in other assets (net balance of approximately $8,510 at June 30, 1997, $17,600 at December 31, 1996 and $36,900 at December 31, 1995) using the straight-line method over 60 months.

  (h) Income Taxes

     Circuit Test, Inc. has elected to be treated as an "S" Corporation under provisions of the Internal Revenue Code. Circuit Test International, L.C. and Airhub Service Group, L.C. have each elected to be treated as a limited liability company. Under these elections, the stockholders or partners are individually responsible for reporting their share of taxable income or loss. Accordingly, no provision for federal or state income taxes has been reflected in the accompanying combined financial statements.

  (i) Gain-Sharing Bonuses

     The Company has a gain-sharing bonus plan whereby employees are rewarded for attaining quality and profit goals. Gain-sharing bonuses paid for the six months ended June 30, 1997 and years ended December 31, 1996, 1995 and 1994 were $321,026, $309,174, $220,431 and $81,932, respectively.

  (j) Reclassifications

     Certain 1995 and 1994 amounts have been reclassified to conform with the 1996 presentation.

                       CIRCUIT TEST, INC. AND AFFILIATES

(2) NOTES PAYABLE

     Notes payable at June 30, 1997 and December 31, 1996 and 1995 consist of the following:

                                                                  DECEMBER 31,
                                              JUNE 30,      ------------------------
                                                1997           1996          1995
                                             -----------    ----------    ----------
                                             (UNAUDITED)
$4,000,000 revolving bank line of credit;
  borrowings bear interest at the lender's
  prime rate (8.5% at June 30, 1997),
  interest payable monthly with principal
  due on demand; collateralized by
  substantially all assets of the Company
  and guaranteed by certain of the
  Company's stockholders...................  $3,693,900     $3,747,418    $2,545,129
$1,000,000 nonrevolving bank line of
  credit; advances bear interest at either
  the lender's prime rate or a prevalent
  fixed rate at the time of the advance
  (8.5% at June 30, 1997); master note
  payable on demand with individual
  advances payable in three years
  consisting of monthly principal and
  interest payments; collateralized by
  substantially all of the Company's
  machinery, equipment, fixtures and
  furniture and guaranteed by certain of
  the Company's stockholders...............   1,024,857        861,790       138,241
$525,000 bank term loan; bears interest at
  the lender's prime rate (8.5% at June 30,
  1997); monthly principal and interest
  payments through June 1, 1998;
  collateralized by substantially all of
  the Company's machinery, equipment,
  fixtures and furniture and guaranteed by
  certain of the Company's stockholders....     151,267        233,333       408,303
Other......................................       6,957          8,261        17,569
                                             ----------     ----------    ----------
Total notes payable........................   4,876,981      4,850,802     3,109,242
Less current maturities of notes payable...   4,728,752      4,256,293     2,869,360
                                             ----------     ----------    ----------
Long-term portion of notes payable.........  $  148,229     $  594,509    $  239,882
                                             ==========     ==========    ==========

     The various loan agreements limit borrowings based on eligible collateral and subject the Company to certain covenants regarding financial maintenance and ratios. At December 31, 1996, the Company was not in compliance with certain of the covenants. On July 9, 1997 the lender waived the instances of non-compliance.

(3) SHAREHOLDER LOANS AND OBLIGATIONS

     At June 30, 1997, the Company has loans payable to a stockholder of $160,000, at 8.5% and $783,000 at 6.5%. At December 31, 1996, the Company has
loans payable to a stockholder of $352,871 at 8.5% and $783,000 at 6.5%. At December 31, 1995, balances on these loans were $192,871 and $783,000.

                       CIRCUIT TEST, INC. AND AFFILIATES

     Stockholders of the Company have personal revolving lines of credit totaling $975,000, with $157,000, $779,500 and $107,600 outstanding at June 30,
1997 and December 31, 1996 and 1995, respectively. The credit lines are payable on demand and are guaranteed by the Company.

(4) LEASES

     The Company is obligated for two capital leases that will expire in 1998.

     The Company leases one of its Tampa facilities from a stockholder at a rate of $5,080 per month under an operating lease. Rent expense for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 was $30,480, $0, $25,520, $65,232 and $62,701, respectively.

     The Company has a noncancelable operating lease with a third party for facility rental. The Company is charged $1.06 per square foot per month for office space and warehouse space occupied by certain equipment. Rent expense was $264,454 and $36,000 for the six months ended June 30, 1997 and 1996, respectively, and $206,776 and $28,800 for the years ended December 31, 1996 and 1995, respectively.

     The Company also has several noncancelable operating leases with third parties, primarily for facility rental, that expire over the next three years. Rent expense for these facilities for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 was $176,969, $108,252, $384,181, $296,810 and $147,350, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of June 30, 1997 are as follows:

1997........................................................  $  511,219
1998........................................................     291,685
1999........................................................     283,865
2000........................................................     282,432
2001........................................................     141,216
                                                              ----------
                                                              $1,510,417

(5) COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

     The Company pays sales commissions to a company in which certain Company stockholders have a majority ownership interest. Commissions paid for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 were $12,600, $16,680, $27,240, $29,517 and $68,681, respectively.

     Certain corporate charges paid by Circuit Test, Inc. are allocated, based on a percentage of net revenues, to affiliates included in the combined financial statements and another related party which is not included in the combination. The amounts charged to the related party for 1996, 1995 and 1994 were approximately $162,000, $247,000 and $287,000, respectively.

     In the normal course of business, the Company is party to certain litigation. Management of the Company is of the opinion that the ultimate outcome of such matters will not have a material adverse impact on the Company's combined financial statements.

                       CIRCUIT TEST, INC. AND AFFILIATES

(6) SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     The Company's customers are primarily manufacturers of computers and related peripherals and integrated transportation and logistics companies. Certain customers of the Company comprise a significant portion of accounts receivable and net revenues as of and for the years ended December 31, 1996, 1995 and 1994. These customers are summarized as follows:

                                                                           PERCENTAGE
                                                              CUSTOMERS     OF TOTAL
                                                              ---------    ----------
Accounts receivable:
  December 31, 1996.........................................      4            65%
  December 31, 1995.........................................      4            57%
  December 31, 1994.........................................      4            72%
Net revenues:
  Year ended December 31, 1996..............................      4            81%
  Year ended December 31, 1995..............................      4            71%
  Year ended December 31, 1994..............................      4            79%

     The net revenues concentration numbers include one customer which accounted for 46% of net revenues during 1996, 36% during 1995 and 39% during 1994.

(7) SUBSEQUENT EVENT

     In May 1997, a third party requested to terminate an agreement that the Company had entered into to purchase certain assets and other rights. A new agreement was reached that resulted in a reduction in purchase price for the assets previously purchased. In June 1997, the Company reduced the assets which are included in inventory and the corresponding payable to the third party by approximately $1,000,000.

     On July 9, 1997, the Company entered into an Agreement and Plan of Merger (Agreement) with EFTC Corporation (EFTC). The Agreement provides that EFTC will acquired the Company through the merger of the Company with and into EFTC (Merger). In the Merger, subject to adjustment and certain exceptions, stockholders of Circuit Test, Inc. will have the right to receive 1,858,974 shares of EFTC common stock and the members of Airhub Service Group, L.C. and Circuit Test International, L.C. will receive approximately $19,500,000 and have certain liabilities assumed by EFTC. Stockholders and members of the Company will also participate in an earnout based on future earnings. The obligations of the Company and EFTC to consummate the Merger are subject to various conditions, including the condition that the holders of a majority of the outstanding shares of common stock of EFTC vote to approve the Agreement. If the necessary stockholder vote is obtained and all other conditions to the Merger are satisfied, the Merger is expected to be completed on or before October 30, 1997.

                       CIRCUIT TEST, INC. AND AFFILIATES

                COMBINING SCHEDULE -- BALANCE SHEET INFORMATION
                               DECEMBER 31, 1996

                                     ASSETS

                                                         AIRHUB
                                           CIRCUIT       SERVICE        CIRCUIT TEST
                                          TEST, INC.   GROUP, L.C.   INTERNATIONAL, L.C.    COMBINED
                                          ----------   -----------   -------------------   -----------
CURRENT ASSETS:
  Cash and cash equivalents.............  $ (169,421)  $  634,756        $1,025,001        $ 1,490,336
  Accounts receivable, net..............   1,074,345    1,268,588         1,767,810          4,110,743
  Inventory.............................     223,380    2,706,234         1,312,538          4,242,152
  Prepaid expenses and other current
     assets.............................       2,843           --             6,004              8,847
  Intercompany accounts.................     533,288     (400,846)         (132,442)                --
                                          ----------   ----------        ----------        -----------
          TOTAL CURRENT ASSETS..........   1,664,435    4,208,732         3,978,911          9,852,078
                                          ----------   ----------        ----------        -----------
PROPERTY AND EQUIPMENT, AT COST:
  Land, buildings and improvements......     605,409           --                --            605,409
  Leasehold improvements................          --           --           655,029            655,029
  Machinery and equipment...............   1,030,977      680,431         1,134,337          2,845,745
  Furniture and fixtures................     121,255      111,680           149,505            382,440
  Vehicles..............................     137,074           --                --            137,074
                                          ----------   ----------        ----------        -----------
                                           1,894,715      792,111         1,938,871          4,625,697
  Less accumulated depreciation and
     amortization.......................   1,026,834       65,590           307,861          1,400,285
                                          ----------   ----------        ----------        -----------
          NET PROPERTY AND EQUIPMENT....     867,881      726,521         1,631,010          3,225,412
Other assets, net.......................      24,553           --            71,692             96,245
                                          ----------   ----------        ----------        -----------
                                          $2,556,869   $4,935,253        $5,681,613        $13,173,735
                                          ==========   ==========        ==========        ===========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of notes payable...  $  121,498   $1,943,867        $2,190,928        $ 4,256,293
  Accounts payable......................     243,389    2,575,667         1,116,022          3,935,078
  Accrued expenses......................     260,647      454,507           354,608          1,069,762
  Due to (from) related parties.........    (306,765)     (12,455)          579,597            260,377
  Shareholder loans.....................     352,871           --           783,000          1,135,871
                                          ----------   ----------        ----------        -----------
          TOTAL CURRENT LIABILITIES.....     671,640    4,961,586         5,024,155         10,657,381
Long-term portion of notes payable......      44,029      222,812           327,668            594,509
                                          ----------   ----------        ----------        -----------
          TOTAL LIABILITIES.............     715,669    5,184,398         5,351,823         11,251,890
                                          ----------   ----------        ----------        -----------
STOCKHOLDERS' EQUITY:
  Common stock..........................         122           --                --                122
  Members' equity.......................          --     (141,600)            8,660           (132,940)
  Additional paid-in capital............     147,498           --                --            147,498
  Retained earnings (deficit)...........   1,693,580     (107,545)          321,130          1,907,165
                                          ----------   ----------        ----------        -----------
          TOTAL STOCKHOLDERS' EQUITY....   1,841,200     (249,145)          329,790          1,921,845
                                          ----------   ----------        ----------        -----------
                                          $2,556,869   $4,935,253        $5,681,613        $13,173,735
                                          ==========   ==========        ==========        ===========

                 See accompanying independent auditors' report.

                       CIRCUIT TEST, INC. AND AFFILIATES

                COMBINING SCHEDULE -- BALANCE SHEET INFORMATION
                               DECEMBER 31, 1995

                                     ASSETS

                                                           AIRHUB
                                             CIRCUIT       SERVICE        CIRCUIT TEST
                                            TEST, INC.   GROUP, L.C.   INTERNATIONAL, L.C.    COMBINED
                                            ----------   -----------   -------------------   ----------
CURRENT ASSETS:
  Cash and cash equivalents...............  $  210,987    $  38,372        $  508,728        $  758,087
  Accounts receivable, net................   1,332,405      449,172         1,969,156         3,750,733
  Inventory...............................   1,034,222       97,280         1,336,177         2,467,679
  Prepaid expenses and other current
     assets...............................       2,843           --            18,756            21,599
  Intercompany accounts...................     112,463           --          (112,463)               --
                                            ----------    ---------        ----------        ----------
          TOTAL CURRENT ASSETS............   2,692,920      584,824         3,720,354         6,998,098
                                            ----------    ---------        ----------        ----------
PROPERTY AND EQUIPMENT, AT COST:
  Land, buildings and improvements........     685,134           --                --           685,134
  Leasehold improvements..................     208,505       29,378           388,343           626,226
  Machinery and equipment.................     998,188       89,710           643,472         1,731,370
  Furniture and fixtures..................     170,160       28,022            81,829           280,011
  Vehicles................................     157,817           --                --           157,817
                                            ----------    ---------        ----------        ----------
                                             2,219,804      147,110         1,113,644         3,480,558
  Less accumulated depreciation and
     amortization.........................   1,140,678        4,268           148,637         1,293,583
                                            ----------    ---------        ----------        ----------
          NET PROPERTY AND EQUIPMENT......   1,079,126      142,842           965,007         2,186,975
          Other assets, net...............      24,553           --            35,526            60,079
                                            ----------    ---------        ----------        ----------
                                            $3,796,599    $ 727,666        $4,720,887        $9,245,152
                                            ==========    =========        ==========        ==========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of notes payable.....  $  925,306    $ 448,241        $1,495,813        $2,869,360
  Accounts payable........................     340,298      379,400         1,035,401         1,755,099
  Accrued expenses........................     299,316       43,832           606,718           949,866
  Due to (from) related parties...........     (25,011)      (2,207)          425,031           397,813
  Shareholder loans.......................     192,871           --           783,000           975,871
                                            ----------    ---------        ----------        ----------
          TOTAL CURRENT LIABILITIES.......   1,732,780      869,266         4,345,963         6,948,009
          Long-term portion of notes
            payable.......................     163,256           --            76,626           239,882
                                            ----------    ---------        ----------        ----------
          TOTAL LIABILITIES...............   1,896,036      869,266         4,422,589         7,187,891
                                            ----------    ---------        ----------        ----------
STOCKHOLDERS' EQUITY:
  Common stock............................         100           --                --               100
  Members' equity.........................          --           --             8,660             8,660
  Additional paid-in capital..............      17,500           --                --            17,500
  Retained earnings (deficit).............   1,882,963     (141,600)          289,638         2,031,001
                                            ----------    ---------        ----------        ----------
          TOTAL STOCKHOLDERS' EQUITY......   1,900,563     (141,600)          298,298         2,057,261
                                            ----------    ---------        ----------        ----------
                                            $3,796,599    $ 727,666        $4,720,887        $9,245,152
                                            ==========    =========        ==========        ==========

                 See accompanying independent auditors' report.

                       CIRCUIT TEST, INC. AND AFFILIATES

                  COMBINING SCHEDULE -- OPERATIONS INFORMATION
                          YEAR ENDED DECEMBER 31, 1996

                                              AIRHUB       CIRCUIT TEST
                                CIRCUIT       SERVICE     INTERNATIONAL,   ELIMINATING
                               TEST, INC.   GROUP, L.C.        L.C.          ENTRIES      COMBINED
                               ----------   -----------   --------------   -----------   -----------
Net revenues.................  $4,590,711   $8,211,422      $13,854,357     $(146,765)   $26,509,725
Costs of revenues............   3,348,588    6,421,699        9,956,818      (146,765)    19,580,340
                               ----------   ----------      -----------     ---------    -----------
          GROSS PROFIT.......   1,242,123    1,789,723        3,897,539            --      6,929,385
Selling, general and
  administrative expenses....   1,348,581    1,799,830        3,102,953            --      6,251,364
Interest expense, net........     100,587       70,664          263,094            --        434,345
Other (income) expense.......     (17,662)      26,774               --            --          9,112
                               ----------   ----------      -----------     ---------    -----------
          NET INCOME (LOSS)..  $ (189,383)  $ (107,545)     $   531,492     $      --    $   234,564
                               ==========   ==========      ===========     =========    ===========

                 See accompanying independent auditors' report.

                       CIRCUIT TEST, INC. AND AFFILIATES

                  COMBINING SCHEDULE -- OPERATIONS INFORMATION
                          YEAR ENDED DECEMBER 31, 1995

                                                AIRHUB       CIRCUIT TEST
                                  CIRCUIT       SERVICE     INTERNATIONAL,   ELIMINATING
                                 TEST, INC.   GROUP, L.C.        L.C.          ENTRIES      COMBINED
                                 ----------   -----------   --------------   -----------   -----------
Net revenues...................  $7,668,419    $ 302,531      $8,356,249      $(143,609)   $16,183,590
Costs of revenues..............   5,593,172      238,617       5,111,310       (143,609)    10,799,490
                                 ----------    ---------      ----------      ---------    -----------
          GROSS PROFIT.........   2,075,247       63,914       3,244,939             --      5,384,100
Selling, general and
  administrative expenses......   1,591,408      198,810       2,003,102             --      3,793,320
Interest expense, net..........     128,273        6,704         156,084             --        291,061
                                 ----------    ---------      ----------      ---------    -----------
          NET INCOME (LOSS)....  $  355,566    $(141,600)     $1,085,753      $      --    $ 1,299,719
                                 ==========    =========      ==========      =========    ===========

                 See accompanying independent auditors' report.

                       CIRCUIT TEST, INC. AND AFFILIATES

                  COMBINING SCHEDULE -- OPERATIONS INFORMATION
                          YEAR ENDED DECEMBER 31, 1994

                                                          CIRCUIT TEST
                                            CIRCUIT      INTERNATIONAL,    ELIMINATING
                                           TEST, INC.         L.C.          ENTRIESE      COMBINED
                                           ----------    --------------    -----------   ----------
Net revenues.............................  $7,032,786      $2,069,931       $(74,130)    $9,028,587
Costs of revenues........................   4,891,004       1,493,756        (74,130)     6,310,630
                                           ----------      ----------       --------     ----------
          GROSS PROFIT...................   2,141,782         576,175             --      2,717,957
Selling, general and administrative
  expenses...............................   1,721,680         803,116             --      2,524,796
Interest expense, net....................      47,367          63,883             --        111,250
                                           ----------      ----------       --------     ----------
          NET INCOME (LOSS)..............  $  372,735      $ (290,824)      $     --     $   81,911
                                           ==========      ==========       ========     ==========

                 See accompanying independent auditors' report.

                       CIRCUIT TEST, INC. AND AFFILIATES

                  COMBINING SCHEDULE -- CASH FLOWS INFORMATION
                          YEAR ENDED DECEMBER 31, 1996

                                                            AIRHUB      CIRCUIT TEST
                                              CIRCUIT       SERVICE     INTERNATIONAL
                                            TEST, INC.    GROUP, L.C.       L.C.         COMBINED
                                            -----------   -----------   -------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:....   $  (189,383)  $  (107,545)   $  531,492     $   234,564
  Net income (loss)
  Adjustments to reconcile net income
    (loss) to net cash flows provided by
    (used in) operating activities:
    Depreciation and amortization........       162,822        59,287       122,094         344,203
    (Increase) decrease in accounts
       receivables, net..................       258,060      (819,416)      201,346        (360,010)
    (Increase) decrease in inventory.....       810,842    (2,608,954)       23,639      (1,774,473)
    Increase in prepaids and other
       assets............................            --            --       (23,414)        (23,414)
    Increase (decrease) in accounts
       payable...........................       (96,909)    2,196,267        80,621       2,179,979
    Increase (decrease) in accrued
       expenses..........................       (38,669)      410,675      (252,110)        119,896
    Change in due to (from) related
       parties...........................      (281,754)      (10,248)      154,566        (137,436)
    Change in intercompany account.......    (1,017,309)    1,019,433        (2,124)             --
                                            -----------   -----------    ----------     -----------
         NET CASH PROVIDED BY (USED IN)
           OPERATING ACTIVITIES..........      (392,300)      139,499       836,110         583,309
                                            -----------   -----------    ----------     -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES -- capital expenditures,
  net....................................        48,423      (642,966)     (788,097)     (1,382,640)
                                            -----------   -----------    ----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from notes payable and
    other obligations....................      (166,551)    1,099,851       968,260       1,901,560
  Proceeds from sale of stock............       130,020            --            --         130,020
  Distributions to stockholders..........            --            --      (500,000)       (500,000)
                                            -----------   -----------    ----------     -----------
         NET CASH PROVIDED BY (USED IN)
           FINANCING ACTIVITIES..........       (36,531)    1,099,851       468,260       1,531,580
                                            -----------   -----------    ----------     -----------
         NET INCREASE (DECREASE) IN CASH
           AND CASH EQUIVALENTS..........      (380,408)      596,384       516,273         732,249
                                            -----------   -----------    ----------     -----------
Cash and cash equivalents at beginning of
  year...................................       210,987        38,372       508,728         758,087
                                            -----------   -----------    ----------     -----------
Cash and cash equivalents at end of
  year...................................      (169,421)      634,756     1,025,001       1,490,336
                                            ===========   ===========    ==========     ===========
Supplemental disclosure of cash
  information -- Interest paid...........   $    98,000   $    71,000    $  249,000     $   418,000
                                            ===========   ===========    ==========     ===========

                 See accompanying independent auditors' report.

                       CIRCUIT TEST, INC. AND AFFILIATES

                  COMBINING SCHEDULE -- CASH FLOWS INFORMATION
                          YEAR ENDED DECEMBER 31, 1995

                                                         AIRHUB
                                           CIRCUIT       SERVICE        CIRCUIT TEST
                                          TEST, INC.   GROUP, L.C.   INTERNATIONAL, L.C.    COMBINED
                                          ----------   -----------   -------------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................  $ 355,566      (141,600)         1,085,753         1,299,719
  Adjustments to reconcile net income
     (loss) to net cash flows provided
     by (used in) operating activities:
     Depreciation and amortization......    203,597         8,368             84,704           296,669
     Increase in accounts receivables,
       net..............................   (370,082)     (449,172)        (1,561,804)       (2,381,058)
     (Increase) decrease in inventory...    242,180       (97,280)        (1,218,583)       (1,073,683)
     (Increase) decrease in prepaids and
       other assets.....................    (17,798)           --              2,178           (15,620)
     Increase in accounts payable.......     36,453       379,400            911,988         1,327,841
     Increase in accrued expenses.......     49,573        43,832            389,112           482,517
     Change in due to (from) related
       parties..........................   (255,947)       (2,207)           143,833          (114,321)
     Change in intercompany account.....    (11,439)           --             11,439                --
                                          ---------     ---------        -----------       -----------
          NET CASH PROVIDED BY (USED IN)
            OPERATING ACTIVITIES........    232,103      (258,659)          (151,380)         (177,936)
                                          ---------     ---------        -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES --
  capital expenditures, net.............     42,130      (151,210)          (512,674)         (621,754)
                                          ---------     ---------        -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  net proceeds from notes payable and
     other obligations..................   (219,440)      448,241          1,205,777         1,434,578
                                          ---------     ---------        -----------       -----------
          NET INCREASE IN CASH AND CASH
            EQUIVALENTS.................     54,793        38,372            541,723           634,888
Cash and cash equivalents at beginning
  of year...............................    156,194            --            (32,995)          123,199
                                          ---------     ---------        -----------       -----------
Cash and cash equivalents at end of
  year..................................  $ 210,987        38,372            508,728           758,087
                                          =========     =========        ===========       ===========
Supplemental disclosure of cash
  information -- Interest paid..........  $ 128,000         7,000            156,000           291,000
                                          =========     =========        ===========       ===========

                 See accompanying independent auditors' report.

                       CIRCUIT TEST, INC. AND AFFILIATES

                  COMBINING SCHEDULE -- CASH FLOWS INFORMATION
                          YEAR ENDED DECEMBER 31, 1994

                                                                   CIRCUIT TEST
                                                     CIRCUIT      INTERNATIONAL,
                                                   TEST, INC.          L.C.          COMBINED
                                                   -----------    --------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................  $   372,735      $(290,824)      $    81,911
  Adjustments to reconcile net income (loss) to
     net cash flows provided by (used in)
     operating activities:
     Depreciation and amortization...............      195,200         57,379           252,579
     Increase in accounts receivables, net.......     (211,334)      (219,574)         (430,908)
     Increase in inventory.......................     (511,571)        48,664          (560,235)
     (Increase) decrease in prepaids and other
       assets....................................      106,122         (3,519)          102,603
     Increase in accounts payable................      165,421         99,988           265,409
     Increase (decrease) in accrued expenses.....      (20,694)       154,692           133,998
     Change in due to (from) related parties.....      239,655          2,803           242,458
     Change in intercompany account..............     (101,024)       101,024                --
                                                   -----------      ---------       -----------
          NET CASH PROVIDED BY (USED IN)
            OPERATING ACTIVITIES.................      234,510       (146,695)           87,815
                                                   -----------      ---------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES -- capital
  expenditures, net..............................      (37,560)      (330,978)         (368,538)
                                                   -----------      ---------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from notes payable and other
     obligations.................................      871,140        386,662         1,257,802
  Distributions to stockholders..................   (1,073,022)            --        (1,073,022)
                                                   -----------      ---------       -----------
          NET CASH PROVIDED BY (USED IN)
            FINANCING ACTIVITIES.................     (201,882)       386,662           184,780
                                                   -----------      ---------       -----------
          NET DECREASE IN CASH AND CASH
            EQUIVALENTS..........................       (4,932)       (91,011)          (95,943)
Cash and cash equivalents at beginning of year...      161,126         58,016           219,142
                                                   -----------      ---------       -----------
Cash and cash equivalents at end of year.........  $   156,194      $ (32,995)      $   123,199
                                                   ===========      =========       ===========
Supplemental disclosure of cash information --
  Interest paid..................................  $    54,000      $ 110,000       $   164,000
                                                   ===========      =========       ===========

                 See accompanying independent auditors' report.

                                                                   APPENDIX II

                         UNAUDITED PRO FORMA CONDENSED
                             FINANCIAL INFORMATION

     The following unaudited pro forma condensed financial information is based upon the historical financial statements of EFTC Corporation ("EFTC"), the historical combined financial statements of Current Electronics, Inc. (the "CE Companies") and the historical combined financial statements of Circuit Test, Inc. and the CTI LLCs (collectively, the "CTI Companies").

     The unaudited pro forma condensed combined balance sheet presents the combined financial position of EFTC, including the CE Companies, and the CTI Companies as of June 30, 1997, assuming EFTC had completed the Merger and the Acquisition as of that date using the purchase method of accounting, and also assuming that EFTC had completed the Asset Purchase as of June 30, 1997. The purchase accounting adjustments are included in the EFTC June 30, 1997 balances. Accordingly, the combined identifiable assets and liabilities of the CTI Companies have been adjusted to their estimated fair values based upon a preliminary purchase price of approximately $28.5 million. The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 assume the CE Companies and CTI Companies business combinations occurred on January 1, 1996 and include the historical operations of EFTC and the CTI Companies for those periods and the CE Companies (for the period from January 1, 1997 to February 24, 1997 and the year ended September 30, 1996), adjusted for the pro forma effects of the business combinations.

     The following unaudited condensed pro forma financial information has been prepared based upon assumptions deemed appropriate by EFTC and are not necessarily indicative of the consolidated financial position or results of operations if the business combination had been consummated on the assumed dates and are not necessarily indicative of the actual results of the future operations of the combined companies.



                                EFTC Corporation
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 June 30, 1997


                                                                             CTI             AlliedSignal
                                                                          Pro Forma           Pro Forma        Pro Forma
                                          EFTC       CTI Companies       Adjustments         Adjustments        Combined
                                      ------------   -------------       -----------         ------------      ----------
ASSETS
Current assets:
     Cash and cash
     equivalents ..................   $    897,579        367,350        (19,750,000)(1)      7,650,000 (7)      1,014,929
                                                                         (23,000,000)(2)     (7,650,000)(8)
                                                                          (3,500,000)(6)
     Accounts receivable ..........      7,032,934      5,050,110                 --                 --         12,083,044
     Inventories ..................     17,859,385      3,704,089                 --         10,500,000 (8)     32,063,474
     Income taxes receivable ......        469,774             --                 --                 --            469,774
     Other current assets .........      1,110,661        391,814                 --                 --          1,502,475
                                      ------------     ----------         ----------         ----------        -----------
          Total current assets ....     27,370,333      9,513,363           (250,000)        10,500,000         47,133,696
  Property, plant and
  equipment, net ..................     10,659,362      3,674,313                 --          2,700,000 (8)     17,033,675
  Goodwill ........................      7,974,933             --         24,915,692 (1)             --         36,390,625
                                                                           3,500,000 (6)             --
  Other assets ....................        114,943        112,830                 --                 --            227,773
                                      ------------     ----------         ----------         ----------        -----------
                                      $ 46,119,571     13,300,506         28,165,692         13,200,000        100,785,769
                                      ============     ==========         ==========         ==========        ===========
LIABILITIES AND
SHAREHOLDERS'
EQUITY
 Current liabilities:
     Notes payable ................   $  5,800,000      4,728,752                 --                 --         10,528,752
     Shareholder loans ............             --        943,000                 --                 --            943,000
     Current portion of long-
     term debt ....................        468,655             --                 --                 --            468,655
     Accounts payable .............      7,893,819      1,447,489                 --                 --          9,341,308
     Other current liabilities ....      2,490,015      2,461,728                 --          5,550,000 (8)     10,501,743
                                      ------------     ----------         ----------         ----------        -----------
          Total current
          liabilities .............   $ 16,652,489      9,580,969                             5,550,000         31,783,458

Long-term debt, net of
current portion ...................      9,140,117        148,229         23,000,000 (2)      7,650,000 (7)     39,938,346 (11)
Deferred income taxes .............        328,482             --                 --                 --            328,482
                                      ------------     ----------         ----------         ----------        -----------
                                        26,121,088      9,729,198         23,000,000         13,200,000         72,050,286
                                      ------------     ----------         ----------         ----------        -----------
Shareholders' equity:
     Common stock and
     additional paid-in capital ...     15,720,724        156,280          8,737,000 (1)                        24,457,724
                                                                            (156,280)(1)

     Retained earnings ............      4,277,759      3,415,028         (3,415,028)(1)             --          4,277,759
                                      ------------     ----------         ----------         ----------        -----------
                                        19,998,483      3,571,308          5,165,692                 --         28,735,483
                                      ------------     ----------         ----------         ----------        -----------
                                      $ 46,119,571     13,300,506         28,165,692         13,200,000        100,785,769
                                      ============     ==========         ==========         ==========        ===========

See Notes to Unaudited Pro Forma Condensed Financial Information.

                                EFTC Corporation
         Unaudited Pro Forma Condensed Combined Statement of Operations
                         Six Months Ended June 30, 1997

                                                                            Pro forma
                                                            CE Companies     Combined               CTI Companies
                                                    CE       Pro forma       with CE       CTI        Pro Forma      Pro Forma
                                       EFTC      Companies  Adjustments     Companies   Companies    Adjustments     Combined
                                   -----------  ----------  ------------    ----------  ----------  -------------   ----------
Net sales ........................ $36,782,349   4,475,732                  41,258,081  19,895,878           --     61,153,959
Cost of goods sold ...............  32,285,782   4,025,431      (5,000)(9)  36,306,213  13,288,642           --     49,594,855
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------

   Gross profit ..................   4,496,567     450,301       5,000       4,951,868   6,607,236           --     11,559,104

Selling, general and
   administrative expenses .......   2,986,655   1,368,366          --       4,355,021   3,957,619           --      8,312,640
Goodwill amortization ............      89,601          --      27,083 (4)     116,684          --      473,500 (4)    590,184
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------

   Operating income (loss) .......   1,420,311    (918,065)    (22,083)        480,163   2,649,617     (473,500)     2,656,280
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------

Other income (expense):
   Interest expense ..............    (537,143)    (30,889)    (52,063)(3)    (620,095)   (262,152)    (948,750)(3) (1,830,997)(11)
   Other income (expense), net ...      37,528     (17,273)         --          20,265          --           --         20,265
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------
                                      (499,605)    (48,162)    (52,063)       (599,830)   (262,152)    (948,750)    (1,810,732)
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------
   Income (loss) before
      income taxes ...............     920,706    (966,227)    (74,146)       (119,667)  2,387,465   (1,422,250)       845,548

Income tax expense (benefit) .....     338,567    (362,354)     (9,411)(10)    (33,198)         --      399,244 (5)    366,046
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------

      Net income ................. $   582,139    (603,873)    (64,735)        (86,469)  2,387,465   (1,821,494)       479,502
                                   ===========  ==========  ==========      ==========  ==========   ==========     ==========

Income per common share .......... $      0.10                                                                            0.06
                                   ===========                                                                      ==========

Weighted average common and
   common equivalent shares
   outstanding ...................   6,120,897                                                        1,858,975      7,979,872
                                   ===========                                                       ==========     ==========

See Notes to Unaudited Pro Forma Condensed Financial Information.

                                EFTC Corporation
         Unaudited Pro Forma Condensed Combined Statement of Operations
                          Year Ended December 31, 1996


                                                                            Pro forma
                                                             CE Companies    Combined
                                                     CE       Pro forma      with CE       CTI        Pro Forma      Pro Forma
                                       EFTC       Companies  Adjustments    Companies   Companies    Adjustments     Combined
                                   ------------  ----------  ------------   ----------  ----------  -------------   -----------
Net sales ........................ $ 56,880,067  32,520,438          --     89,400,505  26,509,725           --     115,910,230
Cost of goods sold ...............   53,980,067  27,075,305     (30,000)(9) 81,025,372  19,580,340           --     100,605,712
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------

   Gross profit ..................    2,900,000   5,445,133      30,000      8,375,133   6,929,385           --      15,304,518
Selling, general and
   administrative expenses .......    4,195,784   2,792,814          --      6,988,598   6,251,364           --      13,239,962
Goodwill amortization ............           --          --     162,495 (4)    162,495          --      947,000 (4)   1,109,495
Impairment of fixed assets .......      725,869          --          --        725,869          --           --         725,869
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------
   Operating income (loss) .......   (2,021,653)  2,652,319    (132,495)       498,171     678,021     (947,000)        229,192
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------

Other income (expense):
   Interest expense ..............     (525,854)   (101,192)   (312,375)(3)   (939,421)   (434,345)  (1,897,500)(3)  (3,271,266)(11)
   Other income, net .............       82,428       9,345          --         91,773      (9,112)          --          82,661
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------
                                       (443,426)    (91,847)   (312,375)      (847,648)   (443,457)  (1,897,500)     (3,188,605)
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------

   Income (loss) before income
     taxes .......................   (2,465,079)  2,560,472    (444,870)      (349,477)    234,564   (2,844,500)     (2,959,413)
Income tax expense (benefit) .....     (872,114)    754,000     (56,465)(10)  (174,579)         --     (904,150)(5)  (1,078,729)
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------
   Net income (loss) ............. $ (1,592,965)  1,806,472    (388,405)      (174,898)    234,564   (1,940,350)     (1,880,684)
                                   ============  ==========  ==========     ==========  ==========   ==========     ===========

Income (loss) per common share.... $      (0.40)                                                                          (0.24)
                                   ============                                                                     ===========

Weighted average common and
   common equivalent shares
   outstanding....................    3,942,139   1,980,000                                           1,858,975       7,781,114
                                   ============  ==========                                           ==========     ===========



See Notes to Unaudited Pro Forma Condensed Financial Information.

                                EFTC Corporation
          Notes to Unaudited Pro Forma Condensed Financial Information

(A)      BASIS OF PRESENTATION

         On July 9, 1997, EFTC and CTI entered into the Merger Agreement that provides for the merger of CTI with and into a newly formed subsidiary of EFTC. Additionally, EFTC and the members of the CTI LLCs entered into the Purchase Agreement that provides for the acquisition by EFTC of all of the limited liability company interests of the CTI LLCs. The CTI Companies are affiliates as a result of common ownership. Under the terms of the Merger Agreement and the Purchase Agreement, EFTC will pay approximately $19.5 million in cash and issue 1,858,975 shares of its common stock to the stockholders of the CTI Companies. The Merger and the Acquisition will both be accounted for using the purchase method of accounting for business combinations. Actual adjustments may differ from those presented herein upon finalization of the purchase accounting adjustments. Additionally, EFTC acquired the CE Companies in February 1997 and entered into an agreement with AlliedSignal to purchase certain assets and inventory for an approximate amount of $13.2 million.

(B)      PRO FORMA ADJUSTMENTS

         The following pro forma adjustments have been made to the accompanying pro forma condensed financial information:

         1. To record goodwill in the amount of $24.9 million based upon the allocation of the estimated $28.5 million ($19.5 million in cash and 1,858,975 shares of Common Stock at $4.70 per share, based upon fair value of the Common Stock and $250,000 in transaction costs) cost of the Merger and the Acquisition and to eliminate the equity accounts of the CTI Companies.

         2. To record the borrowings for the Merger and the Acquisition of $23 million to be paid by the Company from a portion of the proceeds of the Bank One Loan. See "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."

         3. To record interest expense on the borrowings under the Bank One loan at an assumed interest rate of 8.25% per annum.

         4. To record amortization of goodwill resulting from the Merger and the Acquisition over a 30 year period.

         5. To record income tax expense for taxable income of CTI, an S Corporation, and the CTI LLCs, net of the income tax effect of the pro forma adjustments.

         6. To record liability for bonuses to be paid to employees of the CTI Companies prior to closing as additional goodwill.

         7. To record additional borrowing to purchase inventory and assets from AlliedSignal. See "THE COMPANIES-- EFTC
             Corporation--General."

         8. To record assets and inventory of $13.2 million purchased from AlliedSignal. See "THE COMPANIES--EFTC Corporation--General."

         9. Elimination of depreciation expense relating to certain leasehold improvements that were abandoned after consummation of the acquisition of the CE Companies.

         10. To record income tax expense for the taxable income of Current Electronics (Washington), Inc., one of the CE Companies, an S corporation, net of the effect of the pro forma adjustments.

         11. In September 1997, the Company issued $15 million in Subordinated Notes to a director, which include warrants to purchase 500,000 shares of the Company's Common Stock. See "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources." The warrants have been recorded at fair value using the Black-Scholes option pricing model as additional paid in capital and debt discount. The discount will be amortized as additional interest expense over the term of the

             Subordinated Notes. If the Subordinated Notes and warrants had been issued on January 1, 1996, pro forma net income and income per common share would have decreased by 402,025 and $0.05, respectively, for the six months ended June 30, 1997 and pro forma net loss and loss per common share would have increased by $804,049 and $0.10, respectively, for the year ended December 31, 1996.